Exhibit 5.1

October 14, 2025

California Resources Corporation

1 World Trade Center, Suite 1500

Long Beach, California 90831

Ladies and Gentlemen:

We have acted as counsel to California Resources Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-4 (as amended or supplemented, the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance by the Company of up to 5,918,046 shares (the “Merger Shares”) of its common stock, par value $0.01 per share, to the stockholders of Berry Corporation (bry), a Delaware corporation (“Berry”), pursuant to the Agreement and Plan of Merger, dated as of September 14, 2025 (as amended from time to time, the “Merger Agreement”), by and among the Company, Berry, and Dornoch Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of the Company.

We are rendering the opinion hereinafter set forth as of the time the Registration Statement becomes effective in accordance with Section 8(a) of the Securities Act.

In rendering the opinion hereinafter set forth, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to the date hereof; (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement; (iii) the Merger Agreement; (iv) the Registration Statement and its exhibits; and (v) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion hereafter expressed. As to any facts material to the opinion contained herein, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

In connection with rendering the opinion set forth below, we have assumed that (i) all information contained in all documents we reviewed is true, correct and complete; (ii) all signatures on all documents we reviewed are genuine; (iii) all documents submitted to us as originals are true and complete; (iv) all documents submitted to us as copies are true and complete copies of the originals thereof; and (v) all persons executing and delivering the documents we

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California Resources Corporation October 14, 2025 Page 2

examined have the legal capacity and authority to execute and deliver such documents. In addition, we have assumed that (a) the Registration Statement will have become effective, and (b) the Merger Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement and the proxy statement/prospectus included therein.

Based upon the foregoing, and subject to the assumptions, qualifications, exceptions and limitations set forth herein, we are of the opinion that the Merger Shares, when and if issued and delivered by the Company in accordance with the terms of the Merger Agreement and in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we do not express any opinion as to the laws of any other state or jurisdiction.

We hereby consent to the filing by you of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Opinions” in the related proxy statement/prospectus that forms a part of the Registration Statement. In giving these consents, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. We undertake no, and hereby expressly disclaim any, obligation to advise the Company or anyone else of any change in any matter set forth herein.

Very truly yours,

/s/ Vinson & Elkins L.L.P.
Vinson & Elkins L.L.P.